STOCK OPTION AGREEMENT
UNDER CARRIAGE SERVICES, INC.
2017 OMNIBUS INCENTIVE PLAN

    THIS STOCK OPTION AGREEMENT (this “Agreement”) evidences the grant by CARRIAGE SERVICES, INC., a Delaware corporation (the “Company”), of an option (the “Option”) to purchase the number of shares of common stock, $.01 par value (“Common Stock”), of the Company specified below, to the Participant whose name appears below and who has evidenced his acceptance hereof by signing at the bottom of this Agreement. The term of the Option shall be for the number of years indicated below, commencing on the date of grant set forth below opposite the Company’s signature (the “Grant Date”), and for the number of shares and at the exercise price shown below, subject to adjustment as provided in Section 4.4 of the Carriage Services, Inc. 2017 Omnibus Incentive Plan (the “Plan”). The Option shall be subject to the vesting schedule set forth below. The Option is designated below as either an incentive stock option (“ISO”) or a non-qualified stock option (“NQSO”) within the meaning of Section 422 of the Internal Revenue Code. The Company makes no representation or guarantee that an initial grant of an ISO will continue to qualify as such. If the Participant’s employment with the Company terminates, the exercising of an Option(s) shall be governed pursuant to the termination provisions set forth in Section 6.3 of the Plan.

Name of Participant:	Melvin C. Payne
Option Period:	Ten (10) years
Number of ISO Options:	N/A
Number of NQSO Options:	50,000
Exercise Price Per Share:	$34.79
Vesting Schedule:	Subject to Section 6.3 of the Plan, the Option shall become vested when the Company’s Common Stock closes at, or above, the below specified price for three consecutive trading days.

Vesting Schedule

$53.39
NQSO	50,000

The terms and conditions of this Agreement are subject to the terms and provisions of the Plan, as amended, of which the Participant acknowledges receiving a copy.

GRANTED EFFECTIVE this    CARRIAGE SERVICES, INC.
17th day of February, 2021
                                    By:_________________________________________
STEVEN D. METZGER, Senior Vice President, General Counsel & Secretary

ACCEPTANCE BY PARTICIPANT

    THE UNDERSIGNED PARTICIPANT, by his execution below, hereby (i) accepts the grant of the Option on the terms set forth above, (ii) agrees to be bound by all of the terms and conditions of the Carriage Services, Inc. 2017 Omnibus Incentive Plan, including termination provisions in Section 6.3, a copy of which the Participant acknowledges having read and reviewed (together with any counsel or advisors of the Participant’s choice), and (iii) understands all of the legal, tax and other consequences hereof and thereof.

DATED:_____________________, ________.
Melvin C. Payne